UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 22, 2011

PLC Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

PLC Systems Inc. 10 Forge Park Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  508-541-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

PLC Systems Inc., a Yukon Territory corporation (the “Company”), has entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated February 22, 2011 with GCP IV LLC (the “Investor”), pursuant to which the Company has (i) issued and sold to the Investor, and the Investor has purchased from the Company, an aggregate of $4 million in principal amount (the “Debenture Amount”) of 5% Senior Secured Convertible Debentures of the Company (the “Debentures”), and (ii) the Company has issued to the Investor warrants to purchase up to 40 million (subject to adjustment) shares of the Company’s common stock at an initial exercise price (subject to adjustment) of $0.15 per share (the “Warrants”).

The Debentures bear interest at a rate of 5% per annum, payable quarterly, and mature on February 22, 2014.  The Debentures provide that the Investor shall have the option at any time prior to the repayment of the Debenture Amount to convert any portion of the Debenture Amount outstanding into fully-paid and non-assessable restricted shares of common stock of the Company, at an initial conversion price of $0.10 per share.  The Debentures include an adjustment clause providing that if the Company issues additional shares of common stock (or is deemed to issue shares of common stock upon the issuance of securities exercisable or convertible into shares of common stock) prior to the repayment of the Debenture Amount at a price per share less than the then effective conversion price of the Debentures, the conversion price will, subject to certain exceptions, be reduced to an amount equal to the price per share paid or payable for the common stock of the Company in such subsequent issuance or deemed subsequent issuance.  The Debentures contain other adjustments to the conversion price based on other events, including, among other things, stock splits, combinations, dividends, rights offerings and mergers or sales of assets.

All obligations under the Debentures and the Purchase Agreement are secured by a security interest in all assets of the Company and its subsidiaries and all such obligations are guaranteed jointly and severally by the Company’s subsidiaries.  The Debentures contain covenants restricting the Company and its subsidiaries from, among other things, incurring debt, granting liens, amending organizational documents, repurchasing or repaying other debt, paying cash dividends, and entering into transactions with affiliates.  The Debentures include events of default, including, among other things, nonpayment of principal, interest, or fees, default under other debt or contractual obligations of the Company or any of its subsidiaries, bankruptcy and insolvency events, changes of control and sale of more than 40% of the Company’s assets, each of which events of default could result in the acceleration of the Debentures and foreclosure on the security interest securing the debentures.  Following an event of default, the interest rate on the Debentures increases automatically to 16% per annum and, at the election of any holder of the Debentures, such Debentures may be accelerated and the Company is then required to repay the Debentures in full at a price equal to the greater of (i) 130% of the principal amount of the Debentures outstanding and (ii) an amount equal to a price based on the trading price of the common stock multiplied by the number of common shares into which the repaid principal amount is then convertible, plus, in each case, accrued interest.

The Debentures may be redeemed at the option of the Company only after February 22, 2012 and only in connection with a change of control of the Company or other fundamental transaction of the Company and subject to the satisfaction of other conditions including, without limitation, that the shares issuable upon conversion of the Debentures are freely tradable and that there is no event of default.  The redemption price is the greater of (i) 130% of the principal amount of Debentures redeemed and (ii) an amount equal to a price based on the trading price of the common stock multiplied by the number of common shares into which the redeemed principal amount is then convertible, plus, in each case, accrued interest.

The Warrants provide the Investor with the right to purchase fully-paid and non-assessable restricted shares of common stock of the Company.  The term of the Warrants is five years and the Warrants may be exercised by cash payment or, if there is no effective registration statement registering the shares underlying the Warrants, through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrants being exercised.  The Warrants include an adjustment clause providing that if the Company issues additional shares of common stock (or is deemed to issue shares of common stock upon the issuance of securities exercisable or convertible into shares of common stock) prior to the expiration of the Warrants at a price per share less than the then effective exercise price of the Warrants, (i) the exercise price will, subject to certain exceptions, be reduced to an amount equal to the price per share paid or payable for the common stock of the Company in such subsequent issuance or deemed subsequent issuance, and (ii) the number of shares issuable under the Warrants shall be increased such that the aggregate exercise price for the shares underlying the Warrants, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.  The Warrants contain other adjustments to the exercise price and number of warrant shares based on other events, including, among other things, stock splits, combinations, dividends, rights offerings and mergers or sales of assets.

The Warrants provide that the Warrants may be purchased at the option of the Company only in connection with a change of control of the Company that is an all cash transaction.  The purchase price is 30% of the then effective exercise price of the Warrants multiplied by the number of common shares for which the Warrants are then exercisable.

The Purchase Agreement provides that if, prior to February 22, 2012, the Company has both (i) obtained the signed informed consents of at least 25 patients in a U.S. pivotal clinical trial for its RenalGuard product and (ii) generated at least $1 million in gross revenues from the sale of RenalGuard following the date of the Purchase Agreement, the Company may require (by notice delivered between August 22, 2011 and February 22, 2012) that the Investor, and/or any transferees of the Investor, purchase an aggregate of $1 million in principal amount of additional Debentures (the “Second Closing”).  The Second Closing is also conditional on other conditions being satisfied including the accuracy of the representations and warranties, no default or event of default having occurred and the absence of a material adverse effect.  The Purchase Agreement further provides that if the Second Closing occurs and, prior to February 22, 2014, the Company has both (i) obtained the signed informed consents of at least 50 patients in a U.S. pivotal clinical trial for its RenalGuard product and (ii) generated at least $2 million in gross revenues from the sale of RenalGuard during a 12-month period, the Company may require (by notice delivered between February 22, 2012 and February 22, 2014) that the Investor, and/or any transferees of the Investor, purchase an aggregate of $1 million in principal amount of additional Debentures (the “Third Closing”).  The Third Closing is also conditional on other conditions being satisfied including the accuracy of the representations and warranties, no default or event of default having occurred and the absence of a material adverse effect.  The Debentures issued by the Company at the Second Closing and Third Closing shall have identical terms as those originally issued to the Investor except that (i) they shall mature three years from the date of the applicable closing and (ii) the conversion price for such Debentures shall be the lesser of $0.15 per share and the average of the volume weighted average listed or quoted price per share of the Company’s common stock for the 10 trading days immediately prior to the date the Company provides notice of the Second Closing or Third Closing, as the case may be, but in no event less than $0.06 per share.  At each of the Second Closing and Third Closing the Company will also issue to the purchaser(s) of the Debentures at such closing additional Warrants (i) exercisable for a period of five years from the date of such closing, (ii) exercisable (subject to adjustment) for an aggregate number of shares equal to the aggregate number of shares issuable upon conversion of the Debentures issued at such closing, and (iii) at an exercise price equal to 150% of the initial conversion price of the Debentures issued at such closing.  All other provisions of such Warrants will be identical to those originally issued to the Investor.

The Purchase Agreement also gives the Investor the right to require the consummation of the Second Closing (prior to February 22, 2014) or the Third Closing (prior to February 22, 2014), without regard to whether the conditions have been satisfied or the Company consents to such Closing.

The Purchase Agreement contains extensive representations and warranties, covenants and indemnification provisions, as well as the right of the Investor to participate in future financings of the Company.  The Purchase Agreement, the Debentures and the Warrants each provide that the Company shall pay significant liquidated (but not exclusive) damages in the event that the Company does not perform certain of its obligations within specified term periods, including, among other things, the issuance of stock certificates upon conversion of the Debentures or exercise of the Warrants, or the removal by the Company of restrictive legends from stock certificates for shares issued upon conversion of the Debentures or exercise of the Warrants.

The Company has issued the Debentures and the Warrants under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder.  The Company expects that any issuance of Debentures and Warrants at the Second Closing or Third Closing, and the issuance of shares of the Company’s common stock pursuant to the terms of the Debentures or Warrants, will be exempt from registration under Section 4(2) of the Securities Act and regulations promulgated thereunder.  In connection with arranging this financing with the Investor, the Company has paid Natixis Bleichroeder, LLC (“Natixis”) $320,000.

The shares of common stock to be issued upon conversion of the Debentures and upon exercise of the Warrants will not, when issued, be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The foregoing description of the transactions contemplated by the Purchase Agreement does not purport to be a complete statement of the parties’ rights or obligations under the Purchase Agreement, the Debentures, the Warrants and related documents and is qualified in its entirety by reference to the full text of the Purchase Agreement, form of Debenture and form of Warrant, copies of which are filed with the this Current Report as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated by reference herein.

On February 23, 2011, the Company issued a press release announcing the signing of the Purchase Agreement.  This press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.                Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

10.1         Securities Purchase Agreement dated February 22, 2011 by and between the Registrant and GCP IV LLC

10.2         Form of 5% Senior Secured Convertible Debenture issued by the Registrant

10.3         Form of Common Stock Purchase Warrant issued by the Registrant

99.1         Press Release issued February 23, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS INC.

Date: February 23, 2011	By:	/s/ MARK R. TAUSCHER
Mark R. Tauscher, President and
Chief Executive Officer